EXHIBIT 99.1

Below is a Report to Stockholders delivered by of the Chairman of HomeFed Corporation at the Annual Meeting of Stockholders on July 12, 2005. Except for the historical information contained herein, certain information contained in this report includes forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, statements regarding the anticipated benefits and expected consequences of the unit sales, land sales, development costs and other expenses. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially. For a discussion of factors that may cause results to differ, see HomeFed's SEC reports, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, its Annual Report on Form 10-K for the year ended December 31, 2004 and its Proxy Statement for the Annual Meeting of Stockholders dated June 20, 2005. These forward-looking statements speak only as of the date hereof. HomeFed disclaims any intent or obligation to update these forward-looking statements.



                             Report to Stockholders


           Good afternoon. As I mentioned before, I am Joseph Steinberg, Chairman of HomeFed Corporation and I am pleased to provide you with a report on the past year's significant events since our last annual meeting held on August 24, 2004.

           At that meeting, I mentioned in my comments that although we were continuing to make progress on our two major projects, we were concerned about the possibility of a slowdown in the economy and in the San Diego housing market. I went on to say that despite those concerns, we could not avoid the need to invest significant amounts of money to complete the San Elijo Hills project in anticipation of selling the remaining lots to builders. We have stayed on course and although we have not seen a sustained or substantial decline in real estate sales at the retail level, there are indications that the market exuberance that we have experienced has changed to caution, especially among builders, if not homebuyers. I will have more to say about this later.

           For the year ended December 31, 2004, HomeFed reported net income of $36.8 million on revenues of $81.7million. This compares to net income of $74.1 million on revenues of $148.3 million for the year ended December 31, 2003. Revenues for 2004 included $72.1 million from the sale of lots at San Elijo and $5.8 million from the sale of undeveloped land at Otay Ranch. The decline in sales and income from 2003 to 2004 is the result of the phasing of the development at San Elijo Hills, and not from market forces or any particular or unforeseen problems.

           Sales for San Elijo are recognized using the percentage of completion method of accounting. At each closing, a portion of the sales proceeds are deferred and not recognized until completion of the required improvements to the property are completed. As a result, at year-end 2004, HomeFed had $39.1 million in deferred revenue, and estimated it would cost $8.9 million to complete the required improvements. The $5.8 million in revenues at Otay were from the sale of open space mitigation land that contributed $4.8 million in pre-tax gain. HomeFed has not had any other subsequent sales of Otay Ranch land so we still own about 2,200 acres of open space mitigation land and about 700 acres of potential development land.


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           As of December 31, 2004, HomeFed's balance sheet showed $116.9 million of unrestricted cash and other investments and total assets of $211.5 million. The Company's year-end net worth was $113.8 million.

           The year-end audit of HomeFed included an audit of the company's internal controls all in compliance with the new federal regulations under the Sarbanes-Oxley Act of 2002, which was enacted as a result of numerous corporate scandals. Fortunately and with great effort, HomeFed passed and was given an unqualified opinion by PricewaterhouseCoopers. Our accounting staff led by Erin Ruhe, with guidance and oversight from our Audit Committee, worked hard and successfully to complete a much expanded accounting and audit program. Let's give them a round of applause.

           For the first quarter ended March 31, 2005, total revenue was $4.5 million which included recognition of previously deferred revenue of $3.5 million, profit and revenue participations paid by builders of $600,000 and marketing fees of $400,000. Net income was $642,000. As of March 31st, the Company had $108 million of unrestricted cash and investments. On April 19, 2005, the Company's Board of Directors declared a 50 cent per share dividend which was subsequently paid. The Board has not adopted a policy regarding future dividends. This shareholder enjoys the dividends.

           There are an additional 841 lots and condominium sites remaining to be sold and closed at San Elijo Hills. This does not include 72 additional affordable housing units, which are expected to close later this year on which we do not make any money. Of these 841 lots and condominiums, 40 units will be condominiums built as part of a mixed-use Town Center, which HomeFed intends to build. We expect construction of the Town Center to commence this fall. The approximate 135,000 square feet of retail space is expected to easily lease at good rental rates. Our leasing brokers have a long list of prospective tenants. Some other Town Center sites including those for a grocery store, gas station, convenience store and daycare facility will be sold rather than leased. The sale of the Town Center condominiums are a new product with less tested demand, but we are optimistic on their appeal to some buyers.

           We currently have 372 of the remaining 841 single family lots and condominiums in escrow subject to 10% deposits for $141.4 million with closings of these expected to begin in October/November 2005 continuing through August 2006. These are large lots with excellent views and are in the best locations. The remaining unsold 429 single family lots are also similarly situated and will be marketed to builders through a process which involves soliciting and evaluating bids, selecting a builder for each neighborhood (usually the high bidder), and then allowing the builder 30 to 45 days to complete the due diligence before opening escrow with a 10% non-refundable deposit. If during that diligence, the builder decides not to go forward with the purchase, than another builder is chosen as a replacement, but usually at a lower price. So far this process has been a good way to sell lots on the best terms. The builder deposits are non-refundable unless we fail to deliver the lots and related improvements on schedule, which has not happened and is not likely. This is not to say that even with timely delivery that every builder will close rather than forfeit their 10% deposit. A substantial change in market demand might make the builders get cold feet and prefer default to ruin, but so far so good.


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           Recently, we established a new subsidiary at San Elijo as a residential real estate brokerage operation, which initially will concentrate on the resale market at San Elijo Hills and the surrounding area. This is a new business, which we expect will flourish, particularly given our unique familiarity with San Elijo Hills and our exclusive right to have a brokerage office in the community. There are approximately 2,050 occupied homes, including condominiums, at San Elijo Hills, which is expected to provide a good market for resale listings.

           Now I'd like to make a few comments on Otay, where our next development activity will take place. As reported last year, the City of Chula Vista is going through a General Plan Update and related general plan amendment process that includes revising land uses and entitlements. When completed this process is expected to enhance the value of the development land we own in the Otay Ranch thanks to an increase in improved densities in exchange for Otay contributing land for a planned university site and for related mitigation purposes. The increased densities, if approved, will provide for additional residential dwelling units and an increase in the square footage of future retail and commercial development. As part of this process, we are negotiating a revised development agreement with the City to protect our entitlements.

           The General Plan amendments have been delayed and are now about six months behind schedule. Further delays are expected, because of difficulties the City has experienced with certain landowners who are opposed to the land uses proposed for their land. As part of the update process, the City must also release an environmental impact report that is subject to public review and challenge. We expect that this delay may continue for a period of months, or even years but ultimately the outcome should be favorable to HomeFed.

           We have two significant development areas in Otay, the Village Town Center and the University Town Center, commonly referred to as parcels B and C, respectively. The site plans for these two communities were done by Peter Calthorpe, who helped design the San Elijo Hills Town Center. The proposed preferred alternatives supported by the city staff call for up to 1,800 dwelling units in the Village Town Center and 4,200 dwelling units in the University Town Center as opposed to 850 and 2,000 as presently entitled. There may also be as much as 1.8 million square feet of commercial development. For those of you familiar with La Jolla, the University Town Center Development is not dissimilar to what is planned for our land in Otay. All of this planning is still subject to ongoing public review with many changes possible, both good and bad, until final approval by Chula Vista City Council. Whether market demand will coincide with these approvals is anyone's guess.

           A HomeFed subsidiary is plaintiff and is continuing lawsuits to recover the cost of clean-up from the former owners and operators of a shooting range that was located on about 30 acres of land owned in the Otay River Valley. We are in the process of completing the environmental investigation and the design of a remediation plan for the site. If the lawsuit goes to trial, it should take place in 2006 with uncertain outcome. In 2002, HomeFed recorded a loss provision of $11.2 million for this possible liability. Additional charges of $300,000 and $1,300,000 were taken in 2003 and 2004.


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           Rampage Vineyard, LLC is the HomeFed subsidiary that owns 2,159 acres of farm land in Madera County in the Central Valley just north of Fresno. This land is presently a grape vineyard purchased in 2003 for about $6 million. We believe that Madera County is in the path of development for the expanding
Fresno market. As part of the original acquisition, we leased 1,100 acres of the vineyard to the former owner and began a program to restore the remainder of the land to active farming in order to generate income while we work on the entitlements. Approximately 600 acres of the land is subject to purchase options previously granted to a neighboring land owner, who is expected to close its purchase later this year for about $ 5 million, which will also hopefully settle some outstanding litigation.

           A preliminary site plan for Rampage shows that the land will support a large master planned community. The entitlement process and build out and absorption of the homes could take up to 20 years. California requires that the water supply to any large size residential development be sufficient to meet the water demands of the project for a period of 20 years. We are working on this aspect of the Rampage project in view of the fact that there is no readily available adequate supply of water, but with time and effort we hope water can be obtained.

           As I have stated in the past, we continue to look for new deals. Earlier this year we hired Pike Oliver, who has over 30 years experience in all aspects of real estate development. Pike holds bachelors and master degrees in urban planning from San Francisco State and UCLA. At HomeFed he is going to work exclusively on finding and putting together new deals. A market correction would help Pike and HomeFed. If you have any prospects, please call him. Get out your pencil - 760-602-3767.

           Since our last meeting in August 2004, we have continued to be concerned about the resilience of the residential real estate market, particularly in San Diego County. In the fourth quarter of 2004, there was a steep decline in residential sales in the San Diego market but in the first quarter of 2005 the market made what seems to be a recovery. Some of our builders are less enthusiastic than they have been in the past. We lost a few deals recently and lowered some lot prices to attract builders though still at handsome lot prices and profits for us. Our goal is to sell our last lots as quickly as possible and to declare victory. Consumers are buying homes with easy credit at escalating prices that can not be sustained in a recession or in a period of increasing interest rates. It is inevitable that there will be a downturn though the term "soft landing" is a mystery to us. For one man's opinion on the excesses of our local San Diego market take a look at the web site of the self-proclaimed pundit "Professor Piggington" at "piggington.com". He is as dire as one can be about the skyrocketing prices, cheap money and easy credit that is fueling this market. With caution in mind, your Company's Board and management, is intent on continuing to maximize the value of what we own while looking for new opportunities and hopefully not going broke in the process.

           Our thanks to Paul Borden, Curt Noland, Erin Ruhe, our Board of Directors and the rest of our staff. We look forward to the future with caution, enthusiasm and endless worry.


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